Exhibit 10.1

AMENDMENT NO. 4
TO
LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 4 (this “Amendment”), dated as of December 28, 2006, by and among K-SEA OPERATING PARTNERSHIP L.P. (the “Borrower”), the several financial institutions party hereto (the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral trustee for the Lenders, and LASALLE BANK, NATIONAL ASSOCIATION, as syndication agent.

RECITALS

A.            Borrower, the Lenders and the Administrative Agent are parties to a Loan and Security Agreement, dated as of March 24, 2005 (as heretofore amended, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  Unless otherwise defined herein, all capitalized terms used herein or in the Acknowledgement and Consent annexed hereto shall have the meanings ascribed to them in the Loan Agreement.

B.            Borrower has requested that the Administrative Agent and the Lenders amend the Loan Agreement in certain respects.

C.            The Administrative Agent has advised Borrower that the Lenders are willing to agree to its requests to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

Accordingly, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.             AMENDMENTS TO LOAN AGREEMENT.

(a)           Additional Definitions.  Section 1.01 of the Loan Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Amendment No. 4” means Amendment No. 4 to Loan and Security Agreement, dated as of December 28, 2006, among Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” means as of December 28, 2006.

“Fair Market Value” means, with respect to any Pool Vessel, the fair market value of such Pool Vessel as reasonably determined by the Administrative Agent or by independent appraisers appointed by the Administrative Agent at the expense of Borrower.

“Net Worth” means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with

GAAP consistent with those applied in the preparation of the Financial Statements referred to in Section 6.01 hereof.

“Total Capitalization” means, as of any date, the sum of Net Worth at such date plus Total Funded Debt at such date.

“Total Funded Debt to Total Capitalization Ratio” means, at any date of determination, the ratio of Total Funded Debt divided by Total Capitalization.

(b)           Amendments to Definitions.

(i)            Applicable Margin.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and substituting the following therefor:

 “Applicable Margin” means, at all times during the applicable periods set forth below: (a) with respect to Base Rate Loans, the percentage set forth below under the heading “Base Rate Margin” and adjacent to such period, (b) with respect to LIBOR Loans, the percentage set forth below under the heading “LIBOR Margin” and adjacent to such period and (c) with respect to the Commitment Fees, the percentage set forth below under the heading “Commitment Fee Margin” and adjacent to such period:

Period		Applicable Margin
When the Total Funded Debt to EBITDA Ratio is greater than or equal to	And less than	Base Rate Margin	LIBOR Margin	Commitment Fee Margin
3.50:1.00		0.250%	1.600%	0.300%
3.00:1.00	3.50:1.00	0.000%	1.350%	0.200%
2.50:1.00	3.00:1.00	0.000%	1.200%	0.200%
2.00:1.00	2.50:1.00	0.000%	0.950%	0.150%
	2.00:1.00	0.000%	0.700%	0.150%

Changes in the Applicable Margin resulting from a change in the Total Funded Debt to EBITDA Ratio shall be based upon the certificate most recently delivered under Section 6.01(b) and shall become effective on the first day of the month immediately succeeding the date such certificate is required to be delivered to the Administrative Agent pursuant to Section 6.01(b).  Notwithstanding anything to the contrary in this definition, if Borrower shall fail to deliver to the Administrative Agent such a certificate on or prior to any date required by Section 6.01(b), the Total

Funded Debt to EBITDA Ratio shall be deemed to be greater than 3.50:1.00 from and including such date to the first day of the month immediately succeeding the date of delivery to the Administrative Agent of such certificate.

(ii)           Asset Coverage Ratio.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Asset Coverage Ratio” in its entirety and substituting the following therefor:

“Asset Coverage Ratio” means, as of any date of determination, the ratio of the Fair Market Value of all Pool Vessels that are part of the Collateral divided by the aggregate Revolving Credit Exposure of all Lenders.

(iii)          Borrowing Base.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Borrowing Base” in its entirety and substituting the following therefor:

“Borrowing Base” means 80% of the Fair Market Value of the Pool Vessels.

(iv)          Qualified Pool Vessels.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Qualified Pool Vessels” in its entirety and substituting the following therefor:

“Qualified Pool Vessels” means Pool Vessels that are documented, coastwise eligible tugs, AT/Bs and double-hulled barges and are acceptable in age, construction, condition and trade employment to the Administrative Agent; provided, that during the period from the Effective Date to the third Anniversary Date, “Qualified Pool Vessels” may also include single-hulled barges having a Fair Market Value not in excess of five percent (5%) of the aggregate Fair Market Value of all Pool Vessels.

(v)           Tangible Capitalization.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Tangible Capitalization” in its entirety.
(vi)          Total Funded Debt to Tangible Capitalization Ratio.  Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Total Funded Debt to Tangible Capitalization Ratio” in its entirety.

(c)           Prepayment of Loans.  Section 2.09(d) of the Loan Agreement is hereby amended by deleting the phrase “Orderly Liquidation Value” in clause (ii) thereof and substituting “Fair Market Value” therefor.

(d)           Prepayment of Loans.  Section 2.09(e) of the Loan Agreement is hereby amended by deleting the phrase “Orderly Liquidation Value” in clause (ii) thereof and substituting “Fair Market Value” therefor.

(e)           Payments Generally; Pro Rata Treatment; Sharing of Setoffs.  Section 2.14(b)(ii) of the Loan Agreement is hereby amended by deleting the phrase

“Orderly Liquidation Value” each time it appears therein and substituting “Fair Market Value” therefor.

(f)            Substitute of Pool Vessel.  Section 3.02 of the Loan Agreement is hereby amended by deleting the phrase “Orderly Liquidation Value” each time it appears therein and substituting “Fair Market Value” therefor.

(g)           Fair Market Value.  Section 3.03 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 3.03         Fair Market Value.

(a)  Based on the most recently completed Appraisal of the Pool Vessels delivered to the Administrative Agent, the aggregate Fair Market Value of the Pool Vessels shall at all times be not less than the greater of (i) $62,500,000.00 and (ii) a Fair Market Value such that an Asset Coverage Ratio of not less than 1.25 to 1.00 is maintained, provided, that in no event through the third anniversary of the Effective Date shall more than five percent (5%) of the aggregate Fair Market Value of the Pool Vessels be attributable to Non-Qualified Pool Vessels and thereafter Non-Qualified Pool Vessels shall not be included in Pool Vessels.

(b)  In the event any Appraisal delivered to the Administrative Agent performed at any time after the Effective Date demonstrates that the aggregate Fair Market Value of the Pool Vessels is less than the greater of (i) $62,500,000.00 and (ii) a Fair Market Value such that an Asset Coverage Ratio of not less than 1.25 to 1.00 is maintained, Borrower shall promptly, and in any event within 10 Business Days, pledge additional vessels acceptable to the Administrative Agent, and the Proceeds thereof, so that, after giving effect to such pledge of additional vessels, the aggregate Fair Market Value of the Pool Vessels is equal to the greater of (i) $62,500,000.00 and (ii) a Fair Market Value such that an Asset Coverage Ratio of not less than 1.25 to 1.00 is maintained.

(c)  In the event any Appraisal delivered to the Administrative Agent performed at any time after the Effective Date demonstrates that that the aggregate Fair Market Value of the Pool Vessels exceeds the greater of (i) $62,500,000.00, and (ii) a Fair Market Value such that an Asset Coverage Ratio of not less than 1.25 to 1.00 is maintained, Borrower may, upon the delivery of a written request therefor delivered to the Administrative Agent, request the consent of the Lenders (which shall not be unreasonably withheld) to the release by the Collateral Trustee, at Borrower’s expense, of its Lien on one or more Pool Vessels (and related Assignments) described in such request, commencing with Non-Qualified Pool Vessels; provided that both before and after giving effect to such release, (i) no Default or Event of Default shall have occurred and be continuing or result therefrom, (ii) the aggregate Fair Market Value of the Pool Vessels shall be not less than the greater of (i) $62,500,000.00 and (ii) a Fair Market Value such that the Asset Coverage Ratio shall not be less than 1.25 to 1.00, and (iii) Borrower shall be in compliance with the financial covenants under Sections 7.01, 7.02, 7.03 and 7.04, and

Borrower shall deliver to the Administrative Agent prior to any such release a certificate in reasonable detail evidencing compliance by Borrower with the foregoing conditions.  Notwithstanding the foregoing, the value of any vessel acquired, retrofitted or rebuilt with any Loan shall not be included for purposes of determining the aggregate Fair Market Value of the Pool Vessels as collateral while such vessel is under construction but may be included upon completion of work and redelivery to Borrower.

(h)           Total Funded Debt to Total Capitalization Ratio.  Section 7.02 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.02         Total Funded Debt to Total Capitalization Ratio.  Borrower shall not permit the Total Funded Debt to Total Capitalization Ratio as of the end of any fiscal quarter to be greater than 0.65 to 1.00.

(i)            General.  All references to “this Agreement” in the Loan Agreement and to “the Loan Agreement” in the other Loan Documents shall be deemed to refer to the Loan Agreement as amended hereby.

2.             CONDITIONS TO EFFECTIVENESS.  This Amendment shall be effective upon the satisfaction of each of the following conditions:

(a)           The Administrative Agent (or its counsel) shall have received from each party hereto either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)           The Lenders shall be reasonably satisfied that no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), liabilities (including contingent liabilities) or material agreements of Borrower and its Subsidiaries has occurred since June 30, 2006.

(c)           There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in this Amendment and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of Borrower, threatened, seeking to prevent or delay the transactions contemplated by this Amendment or challenging any other terms and provisions hereof or thereof or seeking any damages in connection herewith or therewith.

(d)           The representations and warranties contained in the Loan Agreement shall be true and correct in all material respects, except to the extent such representations and warranties relate to an earlier date and, after giving effect to the amendments set forth in Section 1 hereof, no Default or Event of Default shall exist.

(e)        The Administrative Agent shall have received and accepted a desktop or visual Appraisal of each of the Pool Vessels, which shall be in form and substance satisfactory to the Administrative Agent, and which shall demonstrate that the

Fair Market Value of the Pool Vessels as of the Amendment No. 4 Effective Date is not less than $93,750,000.00.

(f)            The Administrative Agent shall have received (i) for the account of the Lenders party hereto pro rata in accordance with their respective Commitments, payable on the Amendment No. 4 Effective Date, an amendment fee equal to the product of 0.075% multiplied by the Maximum Amount and (ii) all other amounts due and payable on or prior to the Amendment No. 4 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

(g)           All legal matters with respect to and all legal documents (including, but not limited to, the Loan Documents) executed in connection with the transactions contemplated by this Amendment shall be satisfactory to counsel for the Administrative Agent.

(h)           Borrower shall have paid the reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders in connection with this Amendment.

The Administrative Agent shall notify Borrower and the Lenders of the Amendment No. 4 Effective Date, and such notice shall be conclusive and binding.

3.             REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)           The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof and with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date.

(b)           No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

(c)           (i)  The execution, delivery and performance by Borrower of this Amendment is within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of Borrower, (ii) this Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and (iii) neither this Amendment nor the execution, delivery and performance by Borrower hereof: (A) contravenes the terms of Borrower’s organization documents, (B) conflicts with or results in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which Borrower is a party or any order, injunction, writ or decree to which Borrower or its property is subject, or (C) violates any requirement of law.

4.             EFFECT; NO WAIVER.

(a)           Borrower hereby (i) reaffirms and admits the validity and enforceability of the Loan Documents and all of its obligations thereunder and (ii) agrees and admits that it has no existing defenses to or offsets against any such obligation. Except as specifically set forth herein, the Loan Agreement and the other Loan

Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default or Event of Default, whether known or unknown or any right, power or remedy of the Administrative Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein.

(b)           Borrower hereby (i) reaffirms all of its agreements and obligations under the Loan Documents, (ii) reaffirms that all Obligations of Borrower under or in connection with the Loan Agreement as amended hereby are “Obligations” as that term is defined in the Loan Documents and (iii) reaffirms that all such Obligations continue to be secured by the Loan Documents, which remain in full force and effect and are hereby ratified and confirmed.

5.             MISCELLANEOUS.

(a)           Borrower shall pay the Administrative Agent upon demand for all reasonable expenses, including reasonable attorneys’ fees and expenses of the Administrative Agent, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

(b)           THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND DECISIONS OF THE STATE OF NEW YORK.

(c)           This Amendment shall be binding upon Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, the Administrative Agent and the Lenders and the respective successors and assigns of the Administrative Agent and the Lenders.

(d)           This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature pages follow.]

AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

K-SEA OPERATING PARTNERSHIP L.P., by its general partner K-Sea OLP GP, LLC, as Borrower

By:	/s/ John J. Nicola
Name: John J. Nicola
Title: Chief Financial Officer

KEYBANK NATIONAL ASSOCIATION, for itself as Lender, and as Administrative Agent and as Collateral Trustee

By:	/s/ Steven B. Vitale
Name: Steven B. Vitale
Title: Director

LASALLE BANK NATIONAL ASSOCIATION, as Syndication Agent and Lender

By:	/s/ Kathleen L. Ross
Name: Kathleen L. Ross
Title: Senior Vice President

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Devon Starks
Name: Devon Starks
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Stephen Karp
Name: Stephen Karp
Title: Vice President